EXHIBIT 10.33

NORTHERN TELECOM LIMITED
MEETING OF THE NOMINATING COMMITTEE
DECEMBER 16, 1993

E X T R A C T

     RESOLVED, That the remuneration provided for in these resolutions shall be paid quarterly, in arrears, in U.S. currency or, at the request of a Director, in the Canadian dollar equivalent thereof;

     RESOLVED, That commencing January 1, 1994 each Director of Northern Telecom Limited who ceases to hold office as such on or after January 1, 1994, other than for reasons which in the opinion of the Board of Directors constitutes misfeasance, shall be paid base retirement compensation by the Corporation at the rate of 75 percent of US$27,500 or, of the Board retainer fee payable when the Director so ceases to hold office as such, whichever is greater, plus indexed retirement compensation at the rate of 56.25% of any increment in the Board retainer fee payable from time to time by the Corporation over the amount serving for computation of the Director’s base retirement compensation;

     RESOLVED, That such retirement compensation be paid, during the lifetime of such Director or their surviving spouse, for the period equal to the duration of such Director’s tenure as a member of the Board of Directors of the Corporation or ten (10) years, whichever may be the lesser; provided, however, that such retirement compensation shall not be paid to any Director of the Corporation who, immediately prior to the date on which such Director ceases to hold office as such, was a salaried employee of the Corporation or of any of its subsidiaries, or who was eligible or entitled to the payment of a monthly pension or other retirement allowance under a pension plan or like arrangement established or maintained by the Corporation or by any of its subsidiaries;

NORTHERN TELECOM LIMITED
MEETING OF THE BOARD OF DIRECTORS
FEBRUARY 29, 1996

E X T R A C T

     RESOLVED, That effective January 1, 1996, any individual elected as a Director of the Corporation for the first time shall not be entitled to be paid any retirement compensation by the Corporation; and

     RESOLVED, That the resolutions with respect to remuneration previously adopted by the Board of Directors are hereby repealed to the extent inconsistent with the preceding resolutions; provided, for greater certainty, that the resolutions adopted December 16, 1993 with respect to retirement compensation payable to Directors of the Corporation shall continue to apply to Directors elected prior to December 31, 1995.